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                                                               EXHIBIT 12.2

                        ALLIANCE GAMING CORPORATION

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                          (DOLLARS IN THOUSANDS)

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                                                                                       PRO FORMA COMBINED FINANCIAL INFORMATION
                                                                                       -----------------------------------------
                                                                        SIX MONTH                 TWELVE-MONTH    SIX MONTH
                                                                      PERIODS ENDED    YEAR ENDED PERIOD ENDED  PERIODS ENDED
                            FISCAL YEARS ENDED JUNE 30,               DECEMBER 31,      JUNE 30,  DECEMBER 31,   DECEMBER 31,
                     ----------------------------------------------  ----------------  ---------- ------------ -----------------
                       1991     1992     1993      1994      1995     1994     1995       1995        1995      1994      1995
                     --------  -------  -------  --------  --------  -------  -------  ---------- ------------ -------  --------
Earnings:
 Net (loss)........  $(15,816) $(4,680) $(3,650) $(13,128) $(10,752) $(5,016) $(9,431)  $ (3,381)   $ (6,730)  $(4,145) $ (7,494)
 Income taxes......    (5,958)                        241       265      290      787      2,555       2,642     1,202     1,289
 Imputed interest
  on rents.........    16,485   16,647   19,966    21,700    21,843   10,945   10,721     22,734      22,515    11,105    10,886
 Interest and debt
  discount              4,663    4,505    5,046     6,830     8,133    3,915    4,288     15,223      15,359     7,436     7,572
  amortization.....  --------  -------  -------  --------  --------  -------  -------   --------    --------   -------  --------
   Earnings (loss)
    as defined for   $   (626) $16,472  $21,362  $ 15,643  $ 19,489  $10,134  $ 6,365   $ 37,131    $ 33,786   $15,598  $ 12,253
    ratio..........  ========  =======  =======  ========  ========  =======  =======   ========    ========   =======  ========
Fixed Charges:
 Imputed interest
  on rents.........  $ 16,485  $16,647  $19,966  $ 21,700  $ 21,843  $10,945  $10,721   $ 22,734    $ 22,515   $11,105  $ 10,886
 Interest and debt
  discount              4,663    4,505    5,046     6,830     8,133    3,915    4,288     15,223      15,359     7,436     7,572
  amortization.....  --------  -------  -------  --------  --------  -------  -------   --------    --------   -------  --------
   Fixed charges as
    defined for      $ 21,148  $21,152  $25,012  $ 28,530  $ 29,976  $14,860  $15,009   $ 37,957    $ 37,874   $18,541  $ 18,458
    ratio..........  ========  =======  =======  ========  ========  =======  =======   ========    ========   =======  ========
Ratio of earnings       (0.03)    0.78     0.85      0.55      0.65     0.68     0.42        .98         .89       .84      0.66
 to fixed charges..  ========  =======  =======  ========  ========  =======  =======   ========    ========   =======  ========
Amount by which
 earnings were
 (inadequate) to
 cover fixed         $(21,774) $(4,680) $(3,650) $(12,887) $(10,487) $(4,726) $(8,644)  $   (826)   $ (4,088)  $(2,943) $ (6,205)
 charges...........  ========  =======  =======  ========  ========  =======  =======   --------    --------   -------  --------
Pro forma fixed
 charge for Series
 B Special Stock          --       --       --        --        --       --       --     (11,674)    (11,674)   (5,837)   (5,837)
 dividend..........  --------  -------  -------  --------  --------  -------  -------   --------    --------   -------  --------
Amount by which pro
 forma earnings
 were (inadequate)
 to cover fixed
 charges and Series
 B Special Stock          --       --       --        --        --       --       --    $(12,500)   $(15,762)  $(8,780) $(12,042)
 dividend..........  ========  =======  =======  ========  ========  =======  =======   ========    ========   =======  ========
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